As filed with the Securities and Exchange Commission on July 20, 1999
                                                     Registration No. 33-80093


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           --------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------
                      UNION NATIONAL FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          Pennsylvania                                    23-2415179
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                                                       Mark D. Gainer
                                          President and Chief Executive Officer
                                           UNION NATIONAL FINANCIAL CORPORATION
          101 East Main Street                    101 East Main Street
              P.O. Box 567                             P.O. Box 567
       Mount Joy, Pennsylvania 17552            Mount Joy, Pennsylvania 17552
             (717) 653-1441                          (717) 653-1441
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area code,        and telephone number, including
of Registrant's principal executive           area code, of agent for service)
                offices)


                                 With Copies To:
                          Nicholas Bybel, Jr., Esquire
                             SHUMAKER WILLIAMS, P.C.
                               Post Office Box 88
                         Harrisburg, Pennsylvania 17108
                                 (717) 763-1121
       ------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Post-Effective Amendment No. 2 to the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   PROSPECTUS

                      UNION NATIONAL FINANCIAL CORPORATION
                             ----------------------

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ----------------------

                             Shares of Common Stock
                                 par value $0.25
                             ----------------------

     Union National Financial Corporation's Dividend Reinvestment and Stock Purchase Plan, as amended, provides holders of Union National's common stock with a convenient way to purchase additional shares of Union National's common stock, by permitting participants in the plan to automatically reinvest cash and stock dividends on all of their shares. This prospectus reflects an amendment to the plan that provides for safekeeping of stock certificates when shares are distributable to a plan participant pursuant to a stock dividend or stock split on shares registered in the name of a participant under the plan, as well as an increase in the fees associated with the administration of the plan.

     Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation in the plan at any time.

     Under the terms of the plan, as adopted on November 9, 1995, and as amended and restated on February 1, 1997, and further amended on February 25, 1999, Union National is authorized to sell up to 165,375 shares of common stock (originally 150,000 common shares, which shares were subject to adjustment for stock dividends and stock splits.) Approximately 32,512 shares were issued prior to June 1, 1999. This prospectus relates to the approximately 132,863 shares remaining and authorized for issuance under the plan.

     Dividends (in cash or stock), if and when declared, will be reinvested under the terms of the plan. Shareholders may only participate in the plan with respect to all of their shares of common stock held in the plan.

     A summary of the plan is provided in this prospectus in an easy to understand question and answer format. The entire text of the plan is filed as
Exhibit 99.1 to Union National's Registration Statement, of which this prospectus forms a part. You are encouraged to read it carefully. If you have any additional questions, please call Charles R. Starr, the plan administrator at (717) 653-1441.

     We recommend that you retain this prospectus for future reference.

     An investment in common stock held in the plan account has the same market risks as an investment in common stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.
                             ----------------------

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                             ----------------------

           The date of this  Prospectus is July 30, 1999.

                              AVAILABLE INFORMATION

     Union National is subject to the informational requirements of the Securities Exchange Act of 1934, and therefore files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., as well as the following Regional Offices of the Commission: Chicago Regional Office, 219 South Dearborn Street, Chicago, IL 60604; and New York Regional Office, 26 Federal Plaza, New York, NY 10278. Copies of these materials may also be obtained from the Public Reference Section of the Commission at its Washington address, by mail at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     This prospectus constitutes a part of the Registration Statement No. 33-80093 filed by Union National with the Commission under the Securities Act of 1933 on December 6, 1995, relating to the common stock offered in this prospectus. This prospectus omits certain information contained in the registration statement, and reference is made to the registration statement and to its exhibits for further information with respect to Union National and the common stock offered in this prospectus. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each statement is qualified in its entirety by this reference.

     No person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, that information or representation should not be relied upon as having been authorized. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither delivery of this prospectus nor any sale of securities to which this prospectus relates shall, under any circumstance, create any implication that there has been no change in the affairs or condition of Union National since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Union National with the Commission are hereby incorporated by reference in this prospectus (File No. 0-19214):

         (a) Union National's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999;

         (b) Union National's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999;

         (c) Union National's Current Report on Form 8-K, filed with the Commission on February 25, 1999; and

         (d) the description of Union National's common stock that appears in Union National's prospectus filed with the Commission on May 27, 1997, which forms a part of Union National's Registration Statement No. 333-27837 on Form S-8.

     All documents filed by Union National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus and deemed a part of this prospectus from the date of filing.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement.

     Documents incorporated by reference are available without charge to each participant in the plan who requests, a copy of any or all of the documents. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933 from Union National. Requests for copies should be addressed verbally or in writing to:

                                    Union National Financial Corporation
                                    Attention:  Chief Financial Officer
                                    101 East Main Street
                                    P.O. Box 567
                                    Mount Joy, Pennsylvania 17552
                                    (717) 653-1441

                                 THE CORPORATION

     Union National, a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System. Union National was formed in 1986 as the holding company for Union National Community Bank (formerly Union National Mount Joy Bank). The Bank serves the Lancaster County area of Pennsylvania. As used herein, "Union National" refers to Union National Financial Corporation and its banking subsidiary.

     The Bank is a full-service commercial bank with trust powers and provides a wide range of banking and financial services to individuals and small to medium-sized businesses. The principal executive offices of Union National are located at 101 East Main Street, P.O. Box 567, Mount Joy, Pennsylvania 17552.

                              AMENDMENT TO THE PLAN

     Union National's Board of Directors amended the plan on February 25, 1999 to provide for safe keeping of stock certificates when shares are distributable to a plan participant pursuant to a stock dividend or stock split on shares registered in the name of a participant under the plan, as described in detail below. The amendment providing for safekeeping of stock certificates and increasing the fees associated with the administration of the plan became effective on the date the Board of Directors amended the plan.

                               EXPLANATION OF THE
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The following, in a question and answer format, constitutes a summary description of the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan. A complete copy of the plan document is filed as
Exhibit 99.1 to the Registration Statement of which this prospectus forms a part. Those holders of Union National's common stock who do not participate in the plan will continue to receive stock certificates, if and when stock dividends or stock splits are declared.

General

1.       What is the purpose of the plan?

         The plan provides participants of Union National's common stock with a convenient method of investing cash dividends payable upon their common stock and of making voluntary cash payments to purchase additional shares of common stock. To the extent that the additional shares are purchased directly from Union National under the plan, Union National will receive additional funds for its general corporate purposes. (See the Section entitled "USE OF PROCEEDS".) Each participant should recognize that neither Union National nor the plan administrator (See No. 3 below) can provide any assurance that shares purchased under the plan will, at any particular time, be worth more or less than their purchase price.

2. What are the advantages of the plan?

     o The plan provides participant shareholders with the opportunity to make additional voluntary cash payments, within specified limits, to purchase additional shares of common stock, without the payment of any service charges or brokerage commissions.

     o Participants will obtain full investment use of funds, because the plan provides for fractional shares as well as whole shares to be credited to the participants' accounts. Fractional shares earn dividends just like whole shares when held in the plan account. (See No. 12 below.)

     o Participants may avoid cumbersome safekeeping and recordkeeping costs through the free custodial and reporting services furnished by the plan. Shares are held in "book entry" form and regular statements of account are provided by the plan administrator. (See Nos. 17, 18 and 24 below.)

     o    Participants   benefit   because  Union   National  pays  all  of  the
          administrative costs of the plan. (See No. 16 below.)

3.       Who administers the plan for participants?

     The Union National Community Bank Trust Department administers the plan. In this capacity, the plan administrator sends periodic statements of account to participants and performs other administrative duties relating to the plan. Shares purchased for a participant under the plan are held by the plan administrator and registered in its name. (See No. 18 below.)

         Any notices, questions or other communications relating to the plan should include the participant's account number and tax identification number and should be addressed to:

                                    Union National Community Bank
                                    Trust Department
                                    Dividend Reinvestment Plan Administrator
                                    101 East Main Street
                                    P.O. Box 567
                                    Mount Joy, PA 17552

     Participants who have questions regarding the plan also may contact the plan administrator at (717) 653-1441.

Participation

4. Who is eligible to participate in the plan?

     Generally, record holders of common stock of Union National are eligible to participate in the plan. However, Union National may refuse to offer the plan to various shareholders of Union National as follows:

     o those who are residents of a state that may require registration, qualification or exemption of the common stock to be issued under the plan, or registration or qualification of Union National or any of its officers or employees as a broker, dealer, salesman or agent where the plan administrator determines, in its discretion, that the number of shareholders or number of shares held does not justify the expense of registration, fees, etc. in that state(s);

     o those whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, unless those shares are first transferred into the record name of the beneficial owner; and

     o those shareholders who beneficially own 5% or more of Union National's outstanding common stock, as determined by the plan administrator, in its sole discretion.

     Subject to the limitations in the paragraph immediately above and without limiting the generality of this statement, participants in the plan may make voluntary cash payments of not less than $100.00 or more than $1,000.00 per quarter. (See No. 14 below.)

5. How does an eligible shareholder become a participant in the plan?

     An eligible shareholder may join the plan at any time by completing and signing the authorization form included with the prospectus and returning it to the plan administrator. A postage-paid envelope is provided, with the prospectus, for that purpose. Additional authorization forms may be obtained, at any time, from the plan administrator. A properly completed authorization form must be received at least 10 business days before a dividend record date in order for the dividends payable to shareholders of record on that date to be reinvested in Union National's common stock under the plan.

     Historically, dividends declared on the common stock have been declared and paid on a quarterly basis. Union National's Board of Directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

6. Is a shareholder required to reinvest his or her dividends on all shares of common stock held in the plan in order to participate in the plan?

          Yes. All holders of record of Union National's common stock are eligible to participate in the plan, except as discussed in No. 4 above. To participate in the plan, however, record holders of common stock must participate with respect to all shares of common stock that they hold in the plan and must arrange to have the dividends on all of those shares reinvested under the plan by completing the authorization form and sending the form to the plan administrator.

7. May a participant change the number of shares subject to the plan so as to reduce the number of shares subject to dividend reinvestment to some number representing less than all shares held?

          No. Shareholders may only participate in the plan with respect to all of their shares of common stock held in the plan.

Purchases

8. How are shares of common stock acquired under the plan?

     Cash dividends payable on Union National's common stock held by persons participating in the plan will be paid to the plan administrator. The cash dividends paid to the plan administrator will not include any applicable taxes withheld by Union National. The plan administrator will pool these cash dividends together with all voluntary cash payments received and, with respect to shares to be purchased on the open market, will transfer them to an independent purchasing agent, who will be a broker-dealer registered under the Securities Exchange Act of 1934 and may be a bank, trust company, brokerage firm, or other independent fiduciary, as selected by the plan administrator. Aside from transferring funds to the plan purchasing agent, neither Union National nor the plan administrator shall have any influence on the manner, methods, or timing of shares acquired in open market transactions. The plan purchasing agent will use the funds to purchase shares of Union National's common stock on the open market for the plan accounts of the participants. Alternatively, the plan administrator will, if so directed by Union National, acquire shares directly from Union National, or pursuant to negotiated transactions. A combination of the foregoing methods may be used, as Union National directs. In any event, each participant's account will be credited with a pro rata share of the purchased shares.

9. When will shares of common stock be purchased under the plan?

     All dividends (cash and stock) will be used to purchase common stock as soon as reasonably possible after the applicable dividend payment date, but not more than 30 days after the dividend payment date.

     Voluntary cash payments will be accepted for investment, and will be invested, only in connection with a dividend payment date. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the plan administrator is prohibited from holding voluntary cash payments for extended periods of time prior to investing them, participants are strongly encouraged to submit their voluntary cash payments as near as possible to the applicable dividend payment date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the plan administrator no later than 10 days prior to the corresponding dividend payment date, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date.

     Purchases of common stock in the open market or in negotiated transactions may occur over one or more trading days.

10. At what price will shares of common stock be purchased under the plan?

     For purchases of shares of common stock in the open market, or in negotiated transactions, the purchase price will be the fair market value of the common stock as of the investment date. The investment date is defined in the plan as the day during a month on which a dividend is payable, and in any other month, the 15th day of that month, or in any case, if that day is not a business day on which securities are traded, then the next following business day on which securities are traded. The purchase price of the common stock purchased under the plan in open market and/or in negotiated transactions will be the participant's pro rata share of the actual costs (excluding brokerage commissions, if any) incurred by the plan administrator for those purchases. For shares of common stock purchased from Union National, the purchase price will be the fair market value of the common stock, as of the applicable investment date. In the event of purchases of common stock from Union National and in the open market and/or negotiated transactions, the purchase price per share of common stock to be charged to each participant will be based on the weighted averages of the prices of all shares purchased. Each participant's account will be credited with the number of whole and fractional shares calculated to 5 decimal places, equal to the amount to be invested for the participant divided by the applicable purchase price.

     If the common stock is listed on an established organized stock exchange, the fair market value will be the closing price per share for the common stock on that stock exchange on the applicable date or, if no sale of the common stock occurred on that stock exchange on that date, the closing price per share for the common stock on that exchange on the next day on which a sale of common stock occurred. If the common stock is not listed on an established exchange but is listed in the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the fair market value will be the average of the highest and lowest trading prices per share for the common stock on the applicable date or, if no trade of the common stock occurred in the National Market System on that date, the average of the highest and lowest trading prices per share for the common stock on the next day on which the common stock was traded in the National Market System. If the common stock is not listed on an established stock exchange or in the NASDAQ/NMS but is quoted on a system maintained by the National Association of Securities Dealers, Inc. (NASD), the fair market value will be the average of the closing dealer bid and asked prices per share for the common stock quoted on that system on the applicable date or, if no bid and asked prices are quoted on that system on that date, the average of the closing dealer bid and asked prices for the common stock quoted on that system on the most recent previous day on which prices were so quoted. If the common stock is not listed on an established stock exchange or in the NASDAQ/NMS, or quoted in a system maintained by the NASD, the fair market value will be the average of the lowest bid and highest asked prices per share for the common stock quoted on the applicable date by one or more brokerage firms selected by the plan administrator which then make a market in the common stock or, in the absence of any bid and asked prices quoted on that date, the quoted per share price (or average of the quoted per share prices, if several), whether bid or asked, for the common stock reported on that date or, failing this, on the most recent previous date on which quotes are available.

11. How many shares of common stock will be purchased for participants?

     The number of shares purchased for each participant will depend on the amount of dividends to be reinvested in a participant's account, the amount of any voluntary cash payments and the applicable purchase price of the common stock (See No. 10 above). Each participant's account will be credited with that number of shares, including any fractional interest computed to 5 decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in No. 10 above.

12. Will dividends on shares held in a participant's account be used to purchase additional shares under the plan?

     Yes. If and when Union National declares cash and/or stock dividends or stock splits, to the record holders of shares of its common stock, the plan administrator will credit each participant's account with those dividends and/or stock splits, and all dividends and/or stock splits will be automatically reinvested in additional shares of common stock, thereby compounding each participant's investment. Fractional shares held under the plan for a participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

Voluntary Cash Payments

13. Who is eligible to make voluntary cash payments?

     All record holders of common stock who elect to have dividends reinvested and who are eligible to participate, in accordance with the provisions of the plan, may also elect to make voluntary cash payments.

14. What are the limitations on voluntary cash payments?

     Participants are strongly encouraged to submit any voluntary cash payments as near as possible to the applicable dividend payment date (See No. 9 above). Voluntary cash payments received too early or too late will be returned to participants.

     Voluntary cash payments may not be less than $100.00 or more than $1,000.00 per quarter. Union National reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

15. How does the voluntary cash payment option work?

     A voluntary cash payment may be made by enclosing a check or money order with the executed authorization form (for new participants) or by forwarding a check or money order to the plan administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to "Union National Community Bank Trust Department" and should include the participant's account number and taxpayer identification number. Additional payment forms may be obtained from the plan administrator.

     Any voluntary cash payment received by the plan administrator within the period, described in Nos. 9 and 14 above, will be applied to the purchase of shares of common stock on the following investment date at a price determined in accordance with the provisions of the plan. No interest will be paid on voluntary cash payments held by the plan administrator prior to the respective investment date.

Costs

16. Are there any expenses to participants in connection with purchases under the plan?

     No. Participants are not obligated to pay any brokerage commissions or other charges with respect to purchases of common stock under the plan.

     A participant who requests that the plan administrator sell shares of common stock held in the participant's account in the plan incurs a $10.00 service fee, and any brokerage fees incurred in connection with the sale. If a participant pays the fee in advance when notice of sale is made, then the fee will not be deducted from the proceeds of the sale (See Nos. 20 and 22 below). All other costs of administration of the plan are paid by Union National.

Reports to Participants

17. What kind of reports are sent to participants in the plan?

     The plan administrator maintains a separate account for each participant. Each participant in the plan receives a statement of account subsequent to each dividend payment date describing cash dividends, stock dividends, stock splits, the number of shares purchased, the amount of voluntary cash payments made by the participant, the price per share, and total shares accumulated under the plan. These statements provide a continuing record of the dates and costs of purchases on a quarterly basis and should be retained for income tax purposes. In addition, participants receive Union National's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends paid and commission expenses paid on their behalf.

Certificates for Shares

18. Will certificates be issued for shares of common stock purchased or acquired under the plan?

     No. The custodial, or "book entry" method of holding shares is a safekeeping feature that protects against loss, theft, or destruction of stock certificates. It is also a more economical way for the plan administrator to administer the plan. Certificates for shares purchased or acquired pursuant to a stock dividend or stock split for a participant's account under the plan will not be issued unless the participant:

o specifically requests in writing that the certificates be issued and includes the payment of a service fee of $10.00 to the plan administrator;

o withdraws shares from his or her plan account and requests that the shares be sold on his or her behalf; or

o terminates participation in the plan and does not request the shares to be sold on his or her behalf. A $10.00 fee is payable by participants upon withdrawal or termination from the plan. If the fee is not paid in advance when the withdrawal or termination is requested, the fee will be deducted from the participant's account.

Withdrawal of Shares in Plan Accounts

19. How may a participant withdraw shares purchased under the plan?

     A participant may withdraw from participation in the plan all of the whole shares of common stock credited to his or her account by submitting written notification to the plan administrator at the address shown in No. 3 above. Whole shares of common stock withdrawn from the plan will be issued through a certificate in the name of the participant and dividends will no longer be reinvested. Any notice of withdrawal received from a participant less than 10 business days before a dividend record date will not be effective until the participant's dividends paid on that date have been reinvested and the shares credited to the participant's account. There is a $10.00 withdrawal fee payable by the participant. Any fractional interest withdrawn will be liquidated by the plan administrator on the basis of the then current fair market value of the common stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued. If the participant withdraws a portion of his or her shares held in the plan and does not sell the withdrawn shares, the participant will be deemed to have terminated his or her participation in the plan because a shareholder may only participate in the plan with respect to all of his or her shares of common stock and not a portion of those shares.

20. May a participant elect to have the withdrawn shares sold?

     Yes. Participants may request the plan administrator to sell the shares withdrawn from the plan. The request to sell received from a participant less than 10 business days before a dividend record date will not be effective until the participant's dividends paid on that date have been reinvested and the shares credited to the participant's account. Participants should specify in their written notification of withdrawal if the plan administrator is to cause the sale of the withdrawn shares.

     The plan administrator will direct the plan purchasing agent to execute a sale order providing for the sale of shares, within 30 days of receipt of the notice, and to deliver to the participant a check for the proceeds of the sale, less: any brokerage commissions; a $10.00 service fee; applicable withholding taxes; and transfer taxes (if any) incurred in connection with the sale. A request for shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed.

     Any fractional interest withdrawn will be liquidated by the plan administrator on the basis of the then current market value of the common stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

     Participants who withdraw all of the whole and fractional shares from their accounts will be treated as having terminated participation in the plan and will also incur a $10.00 withdrawal fee in addition to the $10.00 service fee to execute a sale order. (See No. 22 below.)

Discontinuation of Dividend Reinvestment

21. How does a participant discontinue participation under the plan?

     Participants may terminate their participation in the plan at any time by sending written notice to the plan administrator. When a participant terminates his or her participation in the plan, the plan administrator will deliver to the participant a certificate for whole shares credited to the participant's account under the plan, and a check representing:

o any uninvested dividends held by the plan administrator for the participant under the plan, and;

o the value of any fractional share based on the then current fair market value per share of Union National's common stock. Any notice of termination received less than 10 business days prior to a dividend record date will not be effective until dividends paid for the record date have been reinvested and the shares (whole or fractional) credited to the participant's account. There is a $10.00 withdrawal fee to terminate participation in the plan.

22. May a participant request shares to be sold when terminating participation?

     Yes. The request should be in writing for all of the whole shares to be sold. Any request must be signed by each person in whose name the plan account appears. On receipt of the request, the plan administrator will direct the plan purchasing agent to proceed in the same manner as set forth in No. 20 above. A check will be issued in lieu of the issuance of any fractional share based on the then current fair market value per share of Union National's common stock. There is a $10.00 service fee for any participant who requests the plan administrator to sell the shares held in the participant's account. In addition, there is a $10.00 withdrawal fee to terminate participation in the plan. Therefore, any participant who elects to terminate his or her participation in the plan and directs the plan administrator to sell the shares held in his or her account will incur, in the aggregate, a service fee of $20.00, representing the $10.00 withdrawal fee and the $10.00 service fee in connection with the sale of the shares.

Federal Income Tax Information

23. What are the federal income tax consequences of participation in the plan?

     For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant's behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in No. 17 above.

     The holding period for shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant's account. When a participant is subject to federal income tax withholding on dividends, and when foreign participants' taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

     Union National believes that participants will not realize any taxable income upon receipt of certificates for whole shares credited to their account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the plan administrator to sell his or her plan shares, may, however, recognize gain or loss. A participant will also likely be required to recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant's account upon withdrawal of shares from the plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the plan shares or fractional share and the participant's tax basis in those shares or fractional share.

     Participants who purchase common stock under the plan with voluntary cash payments should not be required to recognize income in connection with those purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price as adjusted for the amount of commission expenses paid on behalf of the participants. The holding period for those shares will commence on the day after the shares are acquired.

     Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

     The foregoing summary is based upon an interpretation of current federal income tax laws, and assumes that dividends paid by Union National will be from its earnings and profits. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Other Information

24. What happens if Union National declares a stock dividend or a stock split?

     The common stock in a participant's account will be adjusted to give effect to the stock dividend or stock split. In that event, the number of shares available for issuance under the plan shall likewise be adjusted. Participants will not receive certificates for their plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces Union National's administrative costs associated with the plan.

25. How will the shares credited to a participant's account be voted at a meeting of shareholders?

     Participants will receive a proxy that will enable them to vote whole shares and fractional interests registered in their name and will enable them to direct the plan administrator how to vote whole shares and fractional interests credited to their plan account. Shares held by the plan administrator for the account of a participant who does not properly return a proxy will not be voted. Participants will vote shares registered in their own names directly, or by proxy, as they have in the past.

26. What are the responsibilities and liabilities of Union National and the plan administrator?

     Union National and the plan administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability:

o arising out of failure to terminate a participant's account upon his or her death;

o with respect to the prices at which shares of Union National's common stock are purchased or sold, the times when or the manner in which those purchases or sales are made, the decision whether to purchase shares of common stock on the open market or from Union National, fluctuations in the market value of the common stock; and

o    any matters relating to the operation or management of the plan.

     All transactions in connection with the plan will be governed by the laws of the Commonwealth of Pennsylvania.

27. May the plan be modified or discontinued?

     Yes. The Board of Directors of Union National, in its discretion, may modify, suspend, or terminate the plan at any time and will endeavor to promptly notify participants of any suspension, termination, or modification. The Board of Directors of Union National may terminate, for whatever reason, at any time, as it may determine, in its sole discretion, a participant's participation in the plan, after mailing a notice of intention to terminate to the participant at the address as it appears on the plan administrator's records.

28. May participants pledge shares held in their account under the plan?

     No. Shares credited to a participant's account under the plan may not be pledged or assigned, nor may any rights or interests under the plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void. Participants who wish to pledge or assign their shares held under the plan must withdraw those shares from the plan which will terminate their participation in the plan.


                                 USE OF PROCEEDS

     Union National does not know the number of common shares that will ultimately be purchased under the plan or the prices at which these shares will be purchased. To the extent that shares are purchased from Union National, and not in the open market, Union National intends to add the proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to Union National's subsidiaries.


                                     EXPERTS

     The audited consolidated financial statements of Union National incorporated in this prospectus and registration statement by reference to Union National's Annual Report on Form 10-K for the year ended December 31, 1998, were audited by Trout, Ebersole & Groff, LLP, independent certified public accountants, whose report contained in the Annual Report on Form

10-K is also incorporated by reference in this prospectus. The financial statements are incorporated by reference in reliance upon the report of Trout, Ebersole & Groff, LLP and given upon the authority of the firm as experts in auditing and accounting.

     The common shares of Union National offered in this prospectus are not the obligation of, or guaranteed or endorsed by, any bank. They do not constitute a bank deposit and are not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Office of the Comptroller of the Currency or any other governmental agency. Investment in common shares of Union National, as with any investment in common stock, involves investment risks, including the possible loss of principal.


                                  LEGAL OPINION

     The legality of the common stock covered in this prospectus has been passed upon for Union National by Shumaker Williams, P.C., Special Corporate Counsel.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The general corporate law of the commonwealth of Pennsylvania, as applicable to Union National, together with Union National's By-laws, provides Union National's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and that breach or failure constitutes self-dealing, willful misconduct or recklessness. Union National's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with Union National provided that this action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Union National. Officers and directors of Union National will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Union National pursuant to the foregoing provisions, Union National has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

                  Legal Fees & Expenses                       $ 10,000 *
                  Accounting Fees                             $  2,500 *
                  Printing Fees & Postage                     $  1,100 *
                  Blue Sky Registration Fees                  $  3,050 *
                  Miscellaneous                               $  1,000 *
                                                                ------

                  Total                                       $ 17,650 *
                                                               =======
* Estimated

Item 15.          Indemnification of Directors and Officers.

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to Union National, together with Union National's By-laws, as amended, provides Union National's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Generally, Articles 23 and 24 of Union National's By-laws, as amended, provide for indemnification of directors and officers. Aside from matters involving criminal statutes or tax laws, the By-laws provide that the directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and that breach or failure constitutes self-dealing, willful misconduct or recklessness. Union National's officers and directors are entitled to be indemnified if they are named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with Union National provided that this action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Union National. Officers and directors of Union National will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     The specific provisions of Pennsylvania corporate law that provide for indemnification of directors and officers are set forth herein. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the
BCL), (15 Pa. C.S.A. ss.ss.1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any similar provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to the extent and by such person or persons as shall be provided in the by-laws.

     Section 1712 of the BCL provides that a director shall stand in a fiduciary relationship to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of that person; or

         (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his office under this section; and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The provisions discussed above shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute; or

     (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of those minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

     Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with the action or proceeding if that person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court of common pleas or any other court shall deem proper.

     Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

     Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because that person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the shareholders.

     Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay all amounts, if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

     Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding that office.

     Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. This indemnification is declared to be consistent with the public policy of the commonwealth of Pennsylvania.

     Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. This insurance is declared to be consistent with the public policy of the commonwealth of Pennsylvania.

     Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Item 16.          Exhibits

         The following exhibits are included in this Registration Statement.

Exhibit Number

     4.1 Amended Articles of Incorporation of Union National Financial Corporation (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-27837 on Form S-8, filed with the Commission on May 27, 1997).

     4.2 Amended By-laws of Union National Financial Corporation (Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-27837 on Form S-8, filed with the Commission on May 27, 1997 and to Exhibit 3(ii) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 29, 1999.)

     5    Opinion  of  Shumaker  Williams,  P.C.,  of Camp  Hill,  Pennsylvania,
          Special Counsel to Registrant as to legality of the shares of Registrant's common stock (previously filed).

     23.1 Consent of Trout, Ebersole & Groff, LLP, Independent Auditors.

     23.2 Consent of Shumaker Williams, P.C., Special Counsel to Registrant, contained in Opinion Letter as Exhibit 5 (previously filed).

     24 Power of Attorney given by the Officers and Directors of the Registrant (Included on Signature Page).

     99.1 Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

     99.2 Authorization Form.

     99.3 Letter to Participants in the Dividend Reinvestment and Stock Purchase Plan.

Item 17.          Undertakings.

The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Mount Joy, Commonwealth of Pennsylvania on June 10, 1999.


                                     UNION NATIONAL FINANCIAL CORPORATION


                                     By: /s/ Mark D. Gainer
                                         ------------------
                                     Mark D. Gainer,
                                     President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Gainer and Clement M. Hoober, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Name                     Capacity                   Date

/s/ Donald H. Wolgemuth           Chairman of the Board         June 10, 1999
-------------------------         of Directors
Donald H. Wolgemuth

/s/ Mark D. Gainer                President and Chief
-------------------------         Executive Officer             June 10, 1999
Mark D. Gainer                    and Director (Principal
                                  Executive Officer)

/s/ Clement M. Hoober             Chief Financial Officer       June 10, 1999
-------------------------         (Principal Financial and
Clement M. Hoober                 Accounting Officer)

/s/ Franklin R. Eichler           Vice Chairman of the          June 10, 1999
---------------------------       Board of Directors
Franklin R. Eichler

/s/ William E. Eby                Director                      June 10, 1999
---------------------------
William E. Eby

/s/ E. Ralph Garber               Director                      June 10, 1999
---------------------------
E. Ralph Garber

/s/ Daniel C. Gohn                Director                      June 10, 1999
---------------------------
Daniel C. Gohn

/s/ Carl R. Hallgren              Director                      June 10, 1999
---------------------------
Carl R. Hallgren

/s/ David G. Heisey               Director                      June 10, 1999
---------------------------
David G. Heisey

/s/ William D. Linkous            Director                      June 10, 1999
---------------------------
William D. Linkous

/s/ Daniel H. Raffensperger       Director                      June 10, 1999
---------------------------
Daniel H. Raffensperger

/s/ Benjamin W. Piersol, Jr.      Director                      June 10, 1999
---------------------------
Benjamin W. Piersol, Jr.


---------------------------       Director                      June __, 1999
Darwin A. Nissley

                                INDEX TO EXHIBITS


Exhibit                                                          Sequential Page
Index Number                                                  Number in Manually
                                                                 Signed Original

4.1      Amended  Articles  of   Incorporation   of  Union
         National   Financial Corporation (Incorporated by
         reference to Exhibit 3(i) to Registrant's Registration
         Statement No. 333-27837 on Form S-8, filed with the Commission on May 27, 1997).

4.2 Amended By-laws of Union National Financial Corporation (Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-27837 on Form S-8, filed with the Commission on May 27, 1997 and to Exhibit 3(ii) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 29, 1999.)

 5 Opinion of Shumaker Williams, P.C., of Camp Hill, Pennsylvania, Special Counsel to Registrant as to legality of the shares of Registrant's common stock (previously filed).

 23.1    Consent of Trout, Ebersole & Groff, LLP, Independent             28
         Auditors.

 23.2 Consent of Shumaker Williams, P.C., Special Counsel to Registrant, contained in Opinion Letter as Exhibit 5
         (previously filed).

 24 Power of Attorney given by the Officers and Directors of the Registrant(Included on Signature Page).

 99.1    Union National Financial Corporation Dividend                    30
         Reinvestment and Stock Purchase Plan.

 99.2    Authorization Form.                                              41

 99.3    Letter to Participants in the Dividend Reinvestment              43
         and Stock Purchase Plan.